Exhibit 10.22
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                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated as of October 27, 1997 by and between Owen A. Dempsey, an individual with an address at 21 Harris Street, Brookline, Massachusetts 02146 (the "Pledgor"), in favor of Endogen, Inc., a Massachusetts corporation, having its principal place of business at 30 Commerce Way, Woburn, Massachusetts 01801 ("Endogen").

         WHEREAS, the Pledgor has the right to purchase 12,000 shares of the Common Stock, $.01 par value per share, of Endogen (the "Shares");

         WHEREAS, Endogen has agreed to lend to the Pledgor $16,320.00 (the "Loan") to purchase the Shares, which Loan is evidenced by a promissory note in the principal amount of $16,320.00 of the Pledgor to Endogen dated as of the date hereof (the "Note"); and

         WHEREAS, the obligation of Endogen to grant the Loan is subject to the condition that the Pledgor execute and deliver this Pledge Agreement and grant the security interest hereinafter described.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and to induce Endogen to grant the Loan, the Pledgor hereby agrees with Endogen as follows:

         Section 1. Defined Terms. The following terms have the following meanings:

         "Code" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Massachusetts.

         "Collateral" means the Pledged Stock and all Proceeds.

         "Foreclosure Date" means any date on which Endogen sends to the Pledgor a Foreclosure Notice.

         "Foreclosure Notice" means notice that Endogen may give to the Pledgor when an Event of Default occurs and is continuing, which notice shall state (i) that Endogen is exercising its rights under this Pledge Agreement, (ii) the nature of the Event of Default, (iii) the number of shares of Pledged Stock calculated in accordance with this Section 1.

         "Loan" means the loan by Endogen of $16,320.00 in favor of the Pledgor.

         "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.
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         "Pledged Stock" means the number of Shares determined by dividing the amount of unpaid principal and interest outstanding under the Note on the Foreclosure Date by the purchase price per share paid by the Pledgor under that certain Non-Qualified Stock Option Agreement dated August 21, 1991 by and between Pledgor and Endogen (the "Stock Option Agreement").

         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof and, in any event, includes, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         Section 2. Pledge; Grant of Security Interest; Escrow of Pledged Stock. The Pledgor grants to Endogen a first security interest in the Collateral, as collateral security for the prompt and complete payment of the Note in accordance with its terms. The Pledgor shall deliver to Endogen the stock certificate or certificates representing the Pledged Stock to be held in escrow by Endogen until the Note is paid in full, together with an undated stock power or powers covering such certificate or certificates, duly executed in blank.

         Section 3. Representations and Warranties. The Pledgor represents and warrants that:

                  (a) this Pledge Agreement has been duly executed by the Pledgor, and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms;

                  (b) no consent or authorization of, filing with, or other act by or with respect to, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement; and

                  (c) the Pledgor is the record and beneficial owner of the Shares, and the Shares are free of any and all liens, pledges, security interests, encumbrances or options in favor of, or claims of, any other person, except the lien created by this Pledge Agreement.

         Section 4. Covenants. The Pledgor covenants and agrees with Endogen that, from and after the date of this Pledge Agreement until the Note is paid in full:

                  (a) At any time and from time to time, upon the written request of Endogen, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Endogen may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Endogen, duly endorsed in a manner satisfactory to Endogen, to be held as Collateral pursuant to this Pledge Agreement.


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                  (c) The Pledgor agrees to pay, and to save Endogen harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         Section 5. Cash Dividends; Voting Rights. Unless an Event of Default has occurred and is continuing and Endogen has given a Foreclosure Notice to the Pledgor, the Pledgor shall be permitted to receive all cash dividends paid by Endogen with respect to the Pledged Stock and shall possess all rights to vote the Pledged Stock at any meeting of shareholders of Endogen or otherwise.

         Section 6. Default. The failure by the Pledgor to pay any amount due and payable under the Note within ten (10) business days after such amount becomes due and payable shall constitute a default hereunder (an "Event of Default").

         Section 7. Rights of Endogen. (a) If an Event of Default occurs and is continuing and Endogen gives a Foreclosure Notice to the Pledgor (i) Endogen shall have the right to receive any and all cash dividends paid with respect to the Pledged Stock and make application thereof to the Note in such order as it may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of Endogen or its nominee, and Endogen or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of Endogen or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Endogen, or upon the exercise by the Pledgor or Endogen of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Endogen shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  Upon the occurrence of an Event of Default, Endogen shall have the rights and remedies set forth in this Section 7 and in any other instrument or agreement evidencing or relating to the Loan, and all rights and remedies of a secured party under the Code or other applicable law. The Pledgor shall remain personally liable to the Company with respect to all of the obligations under that certain "full recourse" Note of even date herewith.

                  (b) Endogen shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (c) When the Note has been paid in full, the pledge of the Collateral shall cease, and the Collateral shall revert to the Pledgor free and clear of all liens securing any

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obligation or liability of the Pledgor to Endogen, and Endogen's rights, title, and interest therein shall cease and become void.

         Section 8. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 9. No Waiver; Cumulative Remedies. No failure to exercise, nor any delay in exercising, on the part of Endogen, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         Section 10. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement, may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Endogen, provided, that any provision of this Pledge Agreement may be waived by Endogen in a letter or agreement executed by Endogen. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall insure to the benefit of Endogen and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts. Each party hereto consents to the jurisdiction of the state courts of the Commonwealth of Massachusetts and the United States courts for the District of Massachusetts with respect to the transactions contemplated hereby.

         Section 11. Notices. Notices under this Pledge Agreement may be given by express overnight courier service or by facsimile transmission, addressed to the Parties at their respective addresses set forth in the first paragraph to this Pledge Agreement and shall be effective when sent. Either party may change their respective addresses by written notice to the other party.

         Section 12. Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

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         IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above.

                                PLEDGOR:

                                /s/ Owen A. Dempsey
                                ----------------------------------------
                                Owen A. Dempsey

                                ENDOGEN, INC.

                                By: /s/ Avery W. Catlin
                                    ------------------------------------

                                Name: Avery W. Catlin
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                                Title: Vice President of Finance and CFO
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